Exhibit 10.4

REDWOOD TRUST, INC.

RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT dated as of the     day of           , 20    (this “Agreement”), by and between Redwood Trust, Inc., a Maryland corporation (the “Corporation”), and           , an employee of the Corporation (the “Purchaser”).

Pursuant to the Redwood Trust, Inc. 2014 Incentive Award Plan (as may be amended from time to time, the “Plan”), the Corporation has authorized the grant to the Purchaser of an award of Restricted Stock on the terms and conditions set forth herein, and the Corporation hereby grants such award. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

In consideration of the mutual covenants and representations set forth herein, the Corporation and the Purchaser agree as follows:

1.         Purchase and Sale of Stock.  Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Corporation on the Closing Date (as herein defined)            (      ) shares of Restricted Stock (the “Stock”) at a price of       ($     ) per share, for an aggregate purchase price of       ($     ). The purchase price for the Stock shall be paid in cash.

2.         Closing.  The purchase and sale of the Stock shall occur at a Closing to be held at such time and place (the “Closing Date”), as designated by the Corporation by written notice to the Purchaser of at least one (1) business day prior to the Closing Date. The Closing will take place at the principal office of the Corporation or at such other place as shall be designated by the Corporation. At the Closing, the Purchaser shall deliver to the Corporation a check payable to the order of the Corporation in the aggregate amount of the purchase price of the Stock, and the Corporation will issue, as promptly thereafter as practicable, a certificate representing the Stock registered in the name of the Purchaser.

3.         Purchase Option.

(a)       All of the Stock shall be subject to the right and option of the Corporation to repurchase the Stock (the “Purchase Option”) as set forth in this Section 3. In the event of the Purchaser’s Termination of Service as an Employee for any reason other than death or Disability (as defined below), the Purchase Option shall come into effect. For purposes of this Agreement, “Disability” shall mean that the Purchaser is “disabled” within the meaning of Section 409A of the Code. Following the Purchaser’s Termination of Service for any reason other than death or Disability, the Corporation shall have the right, as provided in subparagraph (b) hereof, to purchase from the Purchaser or his or her personal representative, as the case may be, at the purchase price per share originally paid as set forth in Section 1 hereof (the “Option Price”), a portion of the Stock computed as follows:

If the Termination Occurs:	Percentage of Stock Subject to Purchase Option

Prior to January 1, 20	100.00

Between January 1, 20 and January 1, 20	75.00

Between January 1, 20 and January 1, 20	50.00

Between January 1, 20 and January 1, 20	25.00

(b)        Within 90 days following the Purchaser’s Termination of Service for any reason other than death or Disability, the Corporation shall notify the Purchaser by written notice delivered or mailed as provided in subparagraph 10(c), as to whether it wishes to purchase the Stock pursuant to exercise of the Purchase Option. If the Corporation (or its assignee) elects to purchase the Stock hereunder, it shall set a date for the closing of the transaction at a place and time specified by the Corporation, or, at the Corporation’s option, such closing may be consummated by mail as provided in Section 10(c) hereof. At such closing, the Corporation (or its assignee) shall tender payment for the Stock and the shares of Stock so purchased shall be returned to the status of authorized but unissued shares. The Option Price shall be payable in cash or by check.

4.         Arrangement Regarding Payment of Withholding Tax.  Section 12.2 of the Plan requires that recipients of awards under the Plan make arrangements satisfactory to the Administrator regarding payment of federal, state or local taxes of any kind required by law or to be withheld with respect to awards. The Purchaser hereby agrees with the Administrator and the Corporation with respect to any withholding taxes required to be paid upon the lapse of the Purchase Option under the Agreement as follows:

(i)         unless the Purchaser otherwise directs the Corporation in writing at least five (5) business days prior to the date of any lapse of the Purchase Option with respect to shares of the Stock, payment of all withholding taxes for each lapse of the Purchase Option shall be made by the assignment by the Purchaser to the Corporation of such number of shares of Stock as to which the Purchase Option is lapsing sufficient in value to fully cover the tax payment due, with the shares being valued for such purpose at the closing price on the last trading day prior to the date of the lapse and any fractional share value in excess of the tax payment due to be paid in cash to the Purchaser; or

(ii)        to the extent otherwise directed by the Purchaser, payment of withholding taxes may be made through deduction from salary or other payments due to the Purchaser or through such other method as may be requested by the Purchaser and acceptable to the Administrator.

The Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer on the stock ledger of the Corporation the shares of Stock which are to be applied to the payment of taxes from the Purchaser to the Corporation.

5.         Adjustments.  The Stock is subject to adjustment and modification in certain events as provided in this Agreement and Article 14 of the Plan.

6.         Restriction on Transfer.  The Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock which remain subject to the Purchase Option.

The Corporation shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

For a period of 90 days following the date any shares of the Stock cease to be subject to the Purchase Option, upon the request of the Purchaser or the Purchaser’s personal representative, the Corporation will purchase all or such portion of such shares as is requested, at the Fair Market Value thereof on the date such request is received by the Corporation.

7.         Legend.  All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE REDWOOD TRUST, INC. 2014 INCENTIVE AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT OR PERFORMANCE SHARE AWARD AGREEMENT ENTERED INTO AND BETWEEN THE REGISTERED OWNER AND REDWOOD TRUST, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF REDWOOD TRUST, INC.”

8.         Purchaser’s Representations.  In connection with the Purchaser’s purchase of the Stock, the Purchaser hereby represents and warrants to the Corporation as follows:

(a)        Investment Intent; Capacity to Protect Interests.  The Purchaser is purchasing the Stock solely for the Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Act. The Purchaser also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for the Purchaser’s account only, and neither in whole nor in part for any other person. The Purchaser either has a preexisting business or personal relationship with the Corporation or any of its officers, directors or controlling persons or by reason of the Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Corporation and to protect the Purchaser’s own interests in connection with this transaction.

(b)        Residence.  The Purchaser’s principal residence is located at the address indicated beneath the Purchaser’s signature below.

(c)        Limitations on Disposition.  Without in any way limiting the Purchaser’s representations set forth above, the Purchaser further agrees that he or she shall in no event make any disposition of all or any portion of the Stock unless and until:

  (i)         The shares of Stock proposed to be transferred are no longer subject to the Purchase Option set forth in Section 3; and

  (ii)        If the Purchaser is an affiliate of the Corporation, the disposition is made pursuant to an effective registration statement or pursuant to Rule 144 or is otherwise exempt from registration requirements in the opinion of counsel acceptable to the Corporation.

(d)        Section 83(b) Election.  The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Stock (if any) and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” means the right of the Corporation to buy back the stock pursuant to the Purchase Option. The Purchaser understands that the Purchaser may elect to be taxed for federal income tax purposes at the time the Stock is purchased rather than when and as the Purchase Option lapses by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of purchase. The form for making this election is attached as Exhibit A hereto. The Purchaser further understands that the Purchaser may suffer adverse tax consequences as a result of the Purchaser’s acquisition, holding (including upon vesting) or disposition of the Stock. The Purchaser represents that the Purchaser has consulted with any tax consultants the Purchaser deems advisable in connection with the acquisition or disposition of the Stock and that no action or representation by the Corporation shall be construed as the giving of tax advice and the Purchaser is not relying on the Corporation for any tax advice.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE CORPORATION’S TO FILE TIMELY AN ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW IF THE PURCHASE ELECTS TO MAKE SUCH A FILING, EVEN IF THE PURCHASER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF. THE PURCHASER FURTHER ACKNOWLEDGES AND UNDERSTAND THAT THE PURCHASER SHALL BE REQUIRED TO SATISFY AND SHALL BE SOLELY LIABLE FOR ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX WITHHOLDING OBLIGATIONS ASSOCIATED WITH THE STOCK AND THE PURCHASER HEREBY AGREES TO PAY SUCH WITHHOLDING AMOUNTS TO THE CORPORATION AT SUCH TIMES AND IN SUCH FORM AS THE CORPORATION SHALL REQUIRE FOR PURPOSES OF TIMELY SATISFYING SUCH WITHHOLDING OBLIGATIONS.

9.         Escrow.  As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Purchaser’s Stock upon exercise of the Purchase Option herein provided for, the Purchaser agrees to deposit with the Secretary of the Corporation, or such other person designated by the Corporation, as escrow agent in this transaction (the “Escrow Agent”), the Stock, to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Purchaser set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

10.        Miscellaneous.

(a)        Subject to the provisions and limitations hereof, the Purchaser shall have, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock deposited in said escrow.

(b)        The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c)        Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the Purchaser at his address shown on the Corporation’s employment records and to the Corporation at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(d)        The Corporation may assign its rights and delegate its duties under this Agreement, including paragraphs 3 and 6 hereof. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, his or her heirs, executors, administrators, successors and assigns.

(e)        The Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer the Stock as to which the Purchase Option has been exercised from the Purchaser to the Corporation.

(f)        Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate the Purchaser’s employment or other service relationship, for any reason, with or without cause.

(g)        The failure of the Corporation to enforce at any time any provision on this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(h)        The Plan is hereby incorporated by reference and made a part hereof, and this Agreement is subject to all terms and conditions of the Plan.

(i)         This Agreement does not supersede nor does it modify any existing agreements between the Purchaser and the Corporation.

(j)         This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

REDWOOD TRUST, INC.

By:
Andrew P. Stone
General Counsel & Secretary
One Belvedere Place, Suite 300
Mill Valley, CA 94941

The undersigned hereby accepts and agrees to all the terms and provisions of this Agreement and to all the terms and provisions of the Plan herein incorporated by reference.

[Insert Participant Name]
c/o Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941